Exhibit 1.01

Conflict Minerals Report of Donaldson Company, Inc.
In accordance with Rule 13p-1 under the Securities Exchange Act of 1934

1. Introduction and Summary

This report for the year ended December 31, 2025 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements pursuant to Section 13(p) of the Securities and Exchange Act of 1934 (Section 13(p)). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (Conflict Minerals); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (DRC) or any adjoining country that shares an internationally recognized border with the DRC (collectively referred to as the Covered Countries). These requirements apply to registrants regardless of the geographic origin of the Conflict Minerals or whether they fund armed conflict.

Donaldson Company, Inc. (Donaldson or the Company) determined Conflict Minerals were necessary to the functionality or production of products we manufactured or contracted to be manufactured during the 2025 calendar year. Therefore, Donaldson conducted a reasonable country of origin inquiry (RCOI) in good faith to determine whether any of the Conflict Minerals in its products originated in the Covered Countries. Based on its RCOI, Donaldson has concluded that it cannot exclude the possibility that its products contain Conflict Minerals that originated in the Covered Countries and, therefore, in accordance with the Rule, performed due diligence on the source and chain of custody of the Conflict Minerals in question to determine whether its products are “DRC Conflict Free”. Donaldson designed its due diligence measures to conform, in all material respects, with the nationally recognized due diligence framework in The Organization for Economic Co-Operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, second edition and the related Supplements for gold and for tin, tantalum and tungsten (the OECD Guidance). As a result of our due diligence efforts, the Company has concluded some of the Conflict Minerals for the Company’s products originated in, or may have originated in, the Covered Countries and were not from recycled or scrap sources. The Company did not receive responses from all companies in its supply chain and most of the responses were at the company or division level.

2. Company Overview

Founded in 1915, Donaldson is a global leader in the filtration industry with sales, manufacturing, and distribution locations around the world. Donaldson's innovative technologies are designed to solve complex filtration challenges and enhance customers' equipment.

3. Product Description

The Company’s reportable segments are Mobile Solutions, Industrial Solutions and Life Sciences.

The Mobile Solutions segment is organized based on a combination of customers and products and consists of the Off-Road, On-Road and Aftermarket business units. Within these business units, products consist of replacement filters for both air and liquid filtration applications as well as exhaust and emissions. Applications include air filtration systems, fuel and lube systems, exhaust and emissions systems, and sensors, indicators and monitoring systems. Mobile Solutions sells to OEMs in the construction, mining, agriculture and transportation end markets and to independent distributors and OEM dealer networks.

The Industrial Solutions segment is organized based on product type and consists of Industrial Air Filtration, Industrial Gasses, Industrial Hydraulics, Power Generation and Aerospace and Defense products. These products are further organized by the Industrial Filtration Solutions and Aerospace and Defense business units. Within our industrial portfolio, Donaldson provides the widest product offering in the market to industrial customers consisting of equipment, ancillary components, replacement parts, performance monitoring and service globally, that cost-effectively enhances productivity and manufacturing efficiency. Industrial Air Filtration, Industrial Gasses and Industrial Hydraulics products consist of dust, fume and mist collectors, compressed air and industrial gasses purification systems, hydraulic and lubricated rotating filtration applications as well as gas and liquid filtration for industrial processes. Power Generation products consist of air inlet systems and filtration sold to gas compression, power generation and natural gas liquification industries. Aerospace and Defense products consist of air, fuel, lubrication and hydraulic filtration for fixed-wing and rotorcraft aerospace applications and ground defense vehicle and naval platforms. Industrial Solutions businesses sell through multiple channels which include OEMs, distributors and direct-to-consumer in some markets.

The Life Sciences segment is organized by end market and consists of the Bioprocessing Equipment and Consumables, Food and Beverage, Vehicle Electrification and Medical Device, Microelectronics and Disk Drive markets. Within these markets, products consist of micro-environment gas and liquid filtration for food and beverage and industrial processes, bioprocessing equipment, including bioreactors and fermenters, bioprocessing consumables including chromatography devices, reagents and filters, polytetrafluoroethylene membrane-based products, as well as specialized air and gas filtration systems for applications including hard disk drives, semiconductor manufacturing, sensors, battery systems and powertrain components. Life Sciences primarily sells to large OEMs and directly to various end users requiring cell growth, separation, purification, high purity filtration and device protection.

The Company manufactures and contracts to manufacture products containing certain minerals and their derivatives, generally described as tantalum, tin, tungsten, and gold (Conflict Minerals). Conflict Minerals were identified in products from all of the Company’s reporting segments, Mobile Solutions, Industrial Solutions and Life Sciences.

The Company has adopted a Conflict Minerals Policy articulating our conflict minerals supply chain due diligence process and our commitment to our reporting obligations regarding conflict minerals:

Conflict Minerals Program & Policy

The ongoing conflict in the Democratic Republic of the Congo (DRC) is fueled in part by the trade of “conflict minerals,” which are defined as tantalum, tin, tungsten, and gold or any of their derivatives. Donaldson will work with our supply chain partners to take reasonable steps to ensure Conflict Minerals are not sourced by Donaldson or our supply chain partners in a way that would directly or indirectly benefit armed groups responsible for serious human rights abuses in the DRC or adjoining countries. Donaldson expects that our suppliers will comply with our requests to provide statements and perform due diligence about the source of any Conflict Minerals in their products that are provided to us.

The Conflict Minerals policy is posted on the Company’s website:
https://www.donaldson.com/en-us/conflict-minerals-policy/

4. Reasonable Country of Origin Inquiry

The Company developed a supply chain transparency program utilizing internal resources and a third-party vendor, Assent Inc. ("Assent"), to allow for the identification of each Smelter or Refiner (SOR) in the suppliers’ mineral supply chains.

Suppliers received an email via the third-party vendor system Assent Sustainability Manager (“ASM"), a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. Suppliers were requested to provide such SOR information through the Responsible Business Alliance – RBA and Global e-Sustainability Initiative (GeSI) Conflict Minerals Reporting Template (CMRT), version 6.5 or higher.

An escalation process was initiated for suppliers who continued to be non-responsive after the above contacts were made. This process included direct emails to the non-responsive suppliers.

The Company’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT, which helps identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they address items such as the following:

•Incomplete data including missing SORs
•Responses that indicated a sourcing location without complete supporting information or
•Failure to meet acceptance criteria.

Certain of the responses provided by suppliers on the CMRT included the names of facilities listed by the suppliers as SORs. Donaldson Company, Inc. does not typically have a direct relationship with Conflict Minerals SORs and does not perform or direct audits of these entities within our supply chain. The Company’s third-party vendor Assent Inc. compared the facilities listed in the responses to the list of smelters maintained by the Responsible Minerals Initiative (RMI). If a supplier indicated the facility was certified as “Conflict-Free,” the third-party vendor confirmed the name was listed by RMI. Organizations that were identified by suppliers as SORs, but were invalid or undetermined, were contacted directly to clarify their status as an SOR.

All submitted declaration forms are accepted so that data is retained, but they are classified as valid or invalid based on a set criteria of validation errors (see Appendix C for CMRT validation criteria). Suppliers are contacted regarding invalid forms and are encouraged to correct validated errors to resubmit a valid form. Suppliers are provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Donaldson tracks program gaps to account for future improvement opportunities.

5. Due Diligence

The Company’s due diligence process is based on the OECD’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, second edition and accompanying Supplements. It is important to note the OECD Guidance was written for both upstream and downstream companies in the supply chain. Upstream companies refer to those between the mines and SORs. As such, the companies typically include mine operators, local traders, or exporters from the country of mineral origin, international concentrate traders, and SORs. Downstream companies refer to those entities between the SOR and the retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, OEMs, and retailers. As the Company is a downstream company in the supply chain, its due diligence practices were tailored accordingly.

A summary of the due diligence measures undertaken by the Company is below:

I)     Establish Strong Company Management Systems:

Internal Compliance Team

The Company’s management systems for Conflict Minerals covering the 2025 calendar year were sponsored by a Steering Committee whose members included the Chief Financial Officer, Chief Legal Officer and Corporate Secretary, President Mobile Solutions, President Industrial Solutions, President Life Sciences, President Enterprise Operations and Supply Chain, Chief Technology Officer. Steering Committee members provide reports directly to the Audit Committee of the Board of Directors. The Steering Committee was supported by a Process Development Team consisting of subject matter experts from relevant functions such as Legal, Materials Compliance, Procurement, Sales, Engineering, and Internal Audit.

Conflict Minerals Policy
The Company’s Conflict Minerals policy is publicly available at:
https://www.donaldson.com/en-us/conflict-minerals-policy/

Control Systems

Donaldson Company Inc. expects all suppliers to have policies and procedures in place to ensure that they conduct due diligence on the source and chain of custody of the 3TGs used in the production of the products sold to the company. Since we do not typically have a direct relationship with Conflict Minerals SORs, we are engaged and actively cooperate with other major manufacturers in our business sector and other sectors, through our own efforts and those organized by trade associations. We also participate in or actively monitor the following industry-wide initiatives to disclose upstream parties in the supply chain: Member of the Responsible Business Alliance - RBA-GeSI RMI as well as other manufacturing industry consortiums including the National Association of Manufacturers, and the Manufacturers Alliance for Productivity and Innovation.

Supplier Engagement

Donaldson Company, Inc. has a strong relationship with Tier 1 direct suppliers. As an extremely important part of the supply chain, Donaldson Company, Inc. has leveraged processes and educational opportunities in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support, and other multilingual resources. Donaldson Company’s suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly fill a CMRT. Suppliers are provided guidance in their native language if needed.

With respect to the OECD requirement to strengthen engagement with suppliers to request a valid (free of validated errors) CMRT for the products that they supply to the Company, we have utilized the CMRT version 6.5 or higher and Assent's web-based reporting tool for collecting Conflict Minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests. We continue to observe a need to follow up with suppliers to educate them on the Rule, Donaldson’s Conflict Minerals policy, and our expectations for their supply chain due diligence and reporting.

We have developed an internal procedure that includes a supplier risk identification process that then leads to further steps of supplier engagement in the form of escalations, such as in-person meetings and/or corrective actions. Feedback from this engagement process has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative. Additionally, the Company’s Conflict Minerals Policy is included in supplier contracts, requiring new suppliers to read and accept the policy as a requirement of doing business with Donaldson Company, Inc.

The Company continues to place a strong emphasis on supplier education and training. To accomplish this, our third-party provider Assent's online resources are leveraged, and all in-scope suppliers have been provided with access to their library of conflict minerals training and 1:1 support resources. Donaldson Company, Inc. believes that the combination of the Supplier Code of Conduct, Conflict Minerals Policy, and direct engagement with suppliers for conflict minerals training and support constitute a strong supplier engagement program.

Grievance Mechanism

The Company continues to maintain multiple, third-party hosted, longstanding grievance mechanisms whereby employees and suppliers can report violations of Donaldson Company’s policies, including conflict minerals. Suppliers and others outside of Donaldson Company, Inc. may contact the Conflict Minerals Team, including to report grievances, via a dedicated email address that is published in the Conflict Minerals Policy and in other communications with suppliers. In addition, employees may anonymously report suspected violations using this process. Any violations are reported to the Corporate Compliance Committee.

Violations or grievances at the industry level can be reported to the RMI directly as well. This can be done at https://secure.ethicspoint.com/domain/media/en/gui/19744/index.html

Maintain Records

Donaldson maintains a policy that documentation related to our Conflict Minerals compliance process will be retained for a period of at least five years. Through Assent, a document retention policy to retain conflict minerals-related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented and stores all of the information and findings from this process in a database that can be audited by internal or external parties.

II)    Identifying and Assess Risks in the Supply Chain:

Risks associated with Tier 1 suppliers’ due diligence processes were assessed by their declaration responses on a CMRT, which the Assent Sustainability Manager identifies automatically based on established criteria. These risks are addressed by Assent staff and members of the Company’s internal Conflict Minerals Team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

Supplier Risk Evaluation

Risks associated with Tier 1 suppliers’ due diligence processes were assessed by their declaration responses on a CMRT, which the Assent Compliance Manager identifies automatically based on established criteria. These risks are addressed by Assent staff and members of the Company’s internal Conflict Minerals Team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

Risks at the supplier level may include non-responsive suppliers or incomplete CMRTs. In cases where a company-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, the Company is unable to determine if all of the specified smelters/refiners were used for 3TGs in the products supplied to the Company.

Assent’s supplier risk assessment (flagging suppliers’ risk as high, medium, or low) identifies problematic suppliers in a company’s supply chain. The risk assessment is derived from the smelter validation process, which establishes risk at the smelter level via an analysis that takes into account multiple conflict minerals factors.

Smelter Risk Evaluation

The SORs and countries of origin listed by suppliers were matched against a database of verified SORs and associated mines. Verified SORs were matched against available lists of processors that have been certified by RMI’s internationally recognized industry validation scheme, the Responsible Minerals Assurance Process – RMAP.

If the SOR was not certified by the RMAP, research was conducted to gain more information about the SOR’s sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SOR had taken to track the chain-of-custody on the source of its mineral ores.

Based on the smelter lists provided by suppliers via the CMRTs and the RMI-provided SOR sourcing information, the Company is aware that, in their supply chain, there are seventeen identified smelters sourcing from the Covered Countries that are certified conflict-free and a number of other smelters sourcing from other countries that are not disclosed at this time but are also certified conflict-free smelters. Many of the responses provided by suppliers are at the company or division level indicating they are still unable to provide SORs specific to the materials supplied to Donaldson.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. These risks are addressed by Assent staff and members of the Company’s internal Conflict Minerals Team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.” Smelters not being certified DRC-Conflict Free pose a risk to the supply chain. Each facility that meets the RMI definition of a SOR of a Conflict Mineral is assigned a risk of high, medium, or low based on five scoring criteria:

•Geographic proximity to the DRC and covered countries;
•known mineral source country of origin;
•RMAP audit status;
•credible evidence of unethical or conflict sourcing; and
•peer assessments conducted by credible third-party sources.
•Sanctions risks

Per these criteria the following facilities have been identified as being of the highest concern to the supply chain:

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813
Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan	CID002660
Gold	SOLEIL METALS (Chala One Plant)	Peru	CID004704
Gold	SOLEIL METALS (YAKARI Plant)	Peru	CID004705
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	Conecsus LLC	United States Of America	CID003504

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our third-party vendor Assent, submissions that include any of the above facilities immediately receive a response instructing the supplier to take their own risk mitigation actions, including submission of product-specific CMRT to better identify the connection to products they supply to Donaldson.

Additionally, suppliers are evaluated on program strength, which further assists in identifying risk in the supply chain. At this stage in Conflict Minerals compliance it is well-known that many companies are in the middle of the process and do not have many answers beyond “unknown”. It has been decided that penalizing or failing them for working through the process is likely not the best approach as it does not meet the goals or spirit of the Rule; however, evaluating and tracking the strength of the program does meet the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:
•Does the supplier have a policy in place that includes DRC conflict-free sourcing?
•Has the supplier implemented due diligence measures for conflict-free sourcing?
•Does the supplier verify due diligence information received from its suppliers?
•Does the supplier’s verification process include corrective action management?

When a supplier meets these criteria, the supplier is deemed to have a strong program. When a supplier does not meet these criteria, the supplier is deemed to have a weaker program.

We calculate supplier risk based on the chances a supplier provides Conflict Minerals that may originate from non-conflict-free sources. The value of this risk is calculated based on the risk ratings of the SORs declared by that supplier on their CMRT.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through our third party, provided video and written training on Conflict Minerals and the CMRT. This training includes instructions on completing the form as well as Assent’s staff and members of the Company’s internal Conflict Minerals Team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

III)    Design and Implement a Strategy to Respond to Identified Risks:

The Company, in conjunction with Assent, identified, assessed and responded to risks in the supply chain. The status of this process is reported on a regular basis to the Company’s senior management.

The Company worked with its third-party vendor Assent to help improve the quality of the information provided to the Company by its supply chain and to help strengthen its Conflict Minerals programs through education and direct support. Where SOR risks were identified the actions taken were consistent with the Company’s Conflict Minerals policy. Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, the Company will assess if replacing that supplier is feasible.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these risks from the supply chain. In addition, feedback on supplier submissions is given directly to suppliers who are guided to the educational tools available to engage in mitigating the risk of SORs on the supply chain.

IV)    Carry Out Independent Third-Party Audit of Smelter/Refiners’ Due Diligence Practices:

The Company does not have any direct relationship with SORs and does not perform or direct audits on SORs identified by our supply chain. Instead, Donaldson relies on third-party audits performed by an internationally recognized validation organization. Donaldson is a member of RMI and therefore has access to RMI’s audit program. Through the Company’s membership with the RMI, smelters/refiners have been encouraged to participate in the RMAP. Any smelters/refiners that were reported by suppliers who were not part of the RMAP were also contacted directly by Assent to encourage them to participate in the RMAP as stated earlier.

V)    Report Annually on Supply Chain Due Diligence:

The Form Specialized Disclosure (Form SD) and CMR for the year ended December 31, 2025, are contained herein and are publicly available at: https://ir.donaldson.com/financials/sec-filings/default.aspx. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein.

The Company believes the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the Conflict Minerals in our Covered Products (the products purchased or manufactured by Donaldson where conflict minerals are necessary to the functionality or production of the product).

Due Diligence Results

Supply Chain Outreach results

Using the data collected by our suppliers via the CMRT, we have compiled all reported legitimate SORs in the attached Appendix A. These facilities were assessed for risk level and further due diligence was completed for any supplier identifying smelters of concern. Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source Conflict Minerals, based on information provided through the CMRT data collection process, from direct smelter outreach and the RMAP. Our goal is to continue to improve the responsiveness of our supply chain year over year and to mitigate the risk of suppliers sourcing from non-conformant facilities.

Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten and gold. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by Donaldson for the 2025 reporting year.

Supply Chain Outreach Metrics

Year	Number of in-scope suppliers	Response rate
2025	988	68%
2024	1075	63%
2023	1081	63%
2022	1020	60%

Upstream Data Transparency

◦Appendix A includes all smelters/refiners that suppliers listed in completed CMRTs that met the recognized definition of a 3TGs processing facility and were operational during the 2025 calendar year. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly which company’s product lines the materials may end up in. As a result, those providing the smelters/refiners have the practice to list all smelters/refiners they may purchase from within the reporting period. Therefore, the smelters/refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters/refiners that processed the 3TGs contained in the Company’s products.
◦Suppliers that identified these specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance, as stipulated in the previous sections.

Status	Number of identified smelters/refiners
RMAP Conformant	207
RMAP Active	8
Not Enrolled	84
Non-Conformant	39

SORs

Attached as Appendix A is a list of the validated SORs as identified by the Company’s supply chain in their submitted CMRTs that appear on the RMI list. Because most of the CMRTs we received from our suppliers were made on a company or division-level basis, rather than on a product-level basis, we are not able to identify which SORs listed on Appendix A actually processed the Conflict Minerals contained in our products. Therefore, our list of processing SORs disclosed in Appendix A may contain more facilities than those that actually processed the Conflict Minerals contained in our products.

However, the Assent Compliance Manager also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.

Country of Origin

Through reasonable due diligence practices, Donaldson Company, Inc. was able to take advantage of a broader set of country-of-origin data to complement efforts in establishing transparency in the supply chain. Based on the findings, Donaldson Company, Inc. was able to determine all the possible countries minerals (such as 3TGs) used in its product originated from. As such, Donaldson Company, Inc. can perform further due diligence on the source and chain of custody of the minerals in question.

Attached as Appendix B is a list of the countries of origin as identified by the RMI for the SORs included in Appendix A.

6. Steps to Mitigate Risk

Donaldson has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in the Company’s products could originate from Conflict-Affected and High-Risk Areas:

•Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:
◦Using a comprehensive smelter and refiner library with detailed status and notes for each entity.
◦Scanning for verifiable media sources on each smelter and refiner to flag risk issues.
◦Comparing the list of smelters/refiners against government watch and denied parties lists.
•Engage with suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TGs.
•Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.
•Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.
•Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

Appendix A – Smelter List

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Risk Status
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant	Low Risk
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant	Low Risk
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant	Low Risk
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant	Low Risk
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant	Low Risk
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant	Medium Risk
Gold	Chimet S.p.A.	Italy	CID000233	Conformant	Low Risk
Gold	Chugai Mining	Japan	CID000264	Conformant	Low Risk
Tin	Alpha Assembly Solutions Inc	United States Of America	CID000292	Conformant	Low Risk
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant	Low Risk
Gold	Dowa	Japan	CID000401	Conformant	Medium Risk
Tin	Dowa	Japan	CID000402	Conformant	Low Risk
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant	Low Risk
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant	Low Risk
Tin	Fenix Metals	Poland	CID000468	Conformant	Low Risk
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant	Medium Risk
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant	Low Risk
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant	Low Risk
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant	Low Risk
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant	Low Risk
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant	Low Risk
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant	Low Risk
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant	Low Risk
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant	Low Risk
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant	Low Risk
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant	Medium Risk
Gold	Materion	United States Of America	CID001113	Conformant	Low Risk
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant	Low Risk
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant	Low Risk
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant	Low Risk
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant	Low Risk
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant	Low Risk
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant	Low Risk
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant	Low Risk
Tin	Minsur	Peru	CID001182	Conformant	Low Risk
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant	Low Risk
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant	Low Risk
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant	Low Risk
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant	Low Risk

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Risk Status
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant	Low Risk
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant	Medium Risk
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant	Medium Risk
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant	Medium Risk
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant	Medium Risk
Gold	Royal Canadian Mint	Canada	CID001534	Conformant	Low Risk
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant	Medium Risk
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant	Low Risk
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant	Medium Risk
Tin	Thaisarco	Thailand	CID001898	Conformant	Medium Risk
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant	Medium Risk
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant	Low Risk
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant	Low Risk
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant	Low Risk
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant	Low Risk
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant	Low Risk
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant	Medium Risk
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant	Low Risk
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant	Low Risk
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant	Medium Risk
Gold	SAFINA A.S.	Czechia	CID002290	Conformant	Low Risk
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant	Medium Risk
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant	Medium Risk
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant	Low Risk
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant	Medium Risk
Tin	Aurubis Beerse	Belgium	CID002773	Conformant	Low Risk
Tin	Aurubis Berango	Spain	CID002774	Conformant	Low Risk
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant	Low Risk
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant	Medium Risk
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant	Low Risk
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant	Medium Risk
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant	Low Risk
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant	Medium Risk
Gold	Agosi AG	Germany	CID000035	Conformant	Low Risk
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant	Medium Risk
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant	Low Risk
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant	Low Risk
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant	Low Risk
Gold	Aurubis AG	Germany	CID000113	Conformant	Low Risk
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant	Low Risk
Gold	Boliden Ronnskar	Sweden	CID000157	Conformant	Low Risk
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant	Low Risk
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant	Low Risk

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Risk Status
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant	Medium Risk
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant	Medium Risk
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant	Medium Risk
Tin	Dongguan Best Alloys Co., Ltd.	China	CID000377	Conformant	Low Risk
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant	Low Risk
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant	Medium Risk
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant	Low Risk
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant	Medium Risk
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant	Low Risk
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant	Low Risk
Gold	Japan Mint	Japan	CID000823	Conformant	Low Risk
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant	Medium Risk
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant	Medium Risk
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant	Medium Risk
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant	Low Risk
Gold	Kazzinc	Kazakhstan	CID000957	Conformant	Low Risk
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant	Low Risk
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant	Low Risk
Tantalum	AMG Brasil	Brazil	CID001076	Conformant	Low Risk
Gold	LS MnM Inc.	Korea, Republic Of	CID001078	Conformant	Low Risk
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant	Low Risk
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant	Medium Risk
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant	Low Risk
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant	Low Risk
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant	Medium Risk
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant	Medium Risk
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant	Low Risk
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant	Low Risk
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Active	Medium Risk
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant	Low Risk
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant	Medium Risk
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant	Medium Risk
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant	Low Risk
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant	Low Risk
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant	Low Risk
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant	Medium Risk
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant	Low Risk
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant	Low Risk
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant	Low Risk
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant	Low Risk
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant	Low Risk
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant	Low Risk
Tantalum	Telex Metals	United States Of America	CID001891	Conformant	Low Risk
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant	Low Risk
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant	Low Risk

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Risk Status
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant	Low Risk
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant	Low Risk
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant	Medium Risk
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Non Conformant	High Risk
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Non Conformant	High Risk
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant	Low Risk
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant	Medium Risk
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant	Medium Risk
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant	Medium Risk
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant	Medium Risk
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant	Low Risk
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant	Low Risk
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant	Medium Risk
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant	Medium Risk
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant	Low Risk
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant	Low Risk
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant	Medium Risk
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant	Medium Risk
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant	Low Risk
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant	Low Risk
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Non Conformant	High Risk
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant	Low Risk
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant	Low Risk
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant	Low Risk
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant	Medium Risk
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant	Medium Risk
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant	Low Risk
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant	Low Risk
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant	Medium Risk
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant	Low Risk
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant	Medium Risk
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant	Low Risk
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant	Medium Risk
Gold	T.C.A S.p.A	Italy	CID002580	Conformant	Low Risk
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant	Low Risk
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant	Low Risk
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant	Low Risk
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant	Low Risk
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant	Low Risk
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant	Low Risk
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant	Low Risk
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant	Low Risk
Tin	Super Ligas	Brazil	CID002756	Conformant	Low Risk
Gold	Italpreziosi	Italy	CID002765	Conformant	Low Risk
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant	Medium Risk

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Risk Status
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant	Low Risk
Gold	Bangalore Refinery	India	CID002863	Conformant	Low Risk
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant	Low Risk
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant	Low Risk
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant	Low Risk
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant	Low Risk
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant	Medium Risk
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant	Low Risk
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant	Low Risk
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant	Low Risk
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant	Low Risk
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant	Low Risk
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Active	Low Risk
Tin	CRM Synergies	Spain	CID003524	Conformant	Low Risk
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant	Low Risk
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Non Conformant	Medium Risk
Gold	WEEEREFINING	France	CID003615	Non Conformant	Medium Risk
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant	Low Risk
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant	Low Risk
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant	Low Risk
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant	Low Risk
Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant	Low Risk
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065	Conformant	Medium Risk
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397	Conformant	Low Risk
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Conformant	Low Risk
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant	Low Risk
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	Conformant	Low Risk
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438	Non Conformant	Medium Risk
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	CID004491	Non Conformant	Medium Risk
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506	Conformant	Low Risk
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Viet Nam	CID004619	Conformant	Low Risk
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714	Conformant	Low Risk
Tin	Woodcross Smelting Company Limited	Uganda	CID004724	Conformant	Low Risk
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754	Conformant	Low Risk
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755	Conformant	Low Risk
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797	Conformant	Low Risk
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province Of China	CID005012	Conformant	Low Risk
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	CID005014	Non Conformant	Medium Risk
Tungsten	S.P.T. spol.s r.o.	Czechia	CID005068	Conformant	Low Risk

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Risk Status
Tin	P Kay Metal, Inc	United States Of America	CID005189	Conformant	Low Risk
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested	Medium Risk
Gold	Caridad	Mexico	CID000180	Outreach Required	Low Risk
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant	Medium Risk
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required	High Risk
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required	Medium Risk
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed	High Risk
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant	High Risk
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required	Medium Risk
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required	Medium Risk
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant	High Risk
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required	Medium Risk
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested	Medium Risk
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed	High Risk
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant	High Risk
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required	Low Risk
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant	Medium Risk
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required	High Risk
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required	Medium Risk
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed	High Risk
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required	Medium Risk
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested	Medium Risk
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant	High Risk

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Risk Status
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested	Medium Risk
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required	Medium Risk
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed	High Risk
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required	Medium Risk
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant	Medium Risk
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required	Medium Risk
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required	Medium Risk
Gold	Torecom	Korea, Republic Of	CID001955	Non Conformant	Medium Risk
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required	High Risk
Gold	Morris and Watson	New Zealand	CID002282	Outreach Required	Low Risk
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant	Medium Risk
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant	Medium Risk
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant	Medium Risk
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required	Medium Risk
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required	Medium Risk
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non Conformant	Medium Risk
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non Conformant	High Risk
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required	Medium Risk
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant	Medium Risk
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required	High Risk
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required	Medium Risk
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required	Medium Risk
Gold	Marsam Metals	Brazil	CID002606	Non Conformant	Medium Risk
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed	High Risk
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required	Medium Risk
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant	High Risk
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required	Medium Risk
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required	Low Risk
Gold	SAAMP	France	CID002761	Non Conformant	Medium Risk
Gold	L'Orfebre S.A.	Andorra	CID002762	Non Conformant	Medium Risk
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant	Medium Risk
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant	Low Risk
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant	High Risk
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non Conformant	High Risk

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Risk Status
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant	Medium Risk
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant	Medium Risk
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required	Low Risk
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested	Medium Risk
Gold	JALAN & Company	India	CID002893	Outreach Required	Medium Risk
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required	Low Risk
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant	Medium Risk
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required	Medium Risk
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required	Medium Risk
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required	Medium Risk
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required	Medium Risk
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant	Medium Risk
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Non Conformant	Medium Risk
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required	Medium Risk
Gold	Sovereign Metals	India	CID003383	Outreach Required	High Risk
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed	High Risk
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant	Medium Risk
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required	Medium Risk
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant	Medium Risk
Gold	Augmont Enterprises Private Limited	India	CID003461	Non Conformant	Medium Risk
Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required	High Risk
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required	Medium Risk
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required	Medium Risk
Gold	Alexy Metals	United States Of America	CID003500	Non Conformant	Medium Risk
Gold	MD Overseas	India	CID003548	Outreach Required	Medium Risk

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Risk Status
Gold	Metallix Refining Inc.	United States Of America	CID003557	Outreach Required	Low Risk
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant	Low Risk
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required	Medium Risk
Gold	Dongwu Gold Group	China	CID003663	Outreach Required	Medium Risk
Gold	Sam Precious Metals	United Arab Emirates	CID003666	Outreach Required	Medium Risk
Gold	NOBLE METAL SERVICES	United States Of America	CID003690	Outreach Required	Low Risk
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required	Low Risk
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	Outreach Required	Medium Risk
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435	Outreach Required	Medium Risk
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692	Outreach Required	Medium Risk
Gold	Attero Recycling Pvt Ltd	India	CID004697	Outreach Required	Medium Risk
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796	Outreach Required	Medium Risk
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813	Active	Medium Risk
Gold	Gasabo Gold Refinery Ltd	Rwanda	CID005006	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	Tungamoy Metals Inc.	Korea, Republic Of	CID005248	Conformant	Low Risk
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	In Communication	Medium Risk
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant	Low Risk
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant	Medium Risk
Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan	CID002660	Active	Medium Risk
Tin	PT Masbro Alam Stania	Indonesia	CID003380	Non Conformant	Medium Risk
Gold	SOLEIL METALS (Chala One Plant)	Peru	CID004704	Active	Low Risk
Gold	SOLEIL METALS (YAKARI Plant)	Peru	CID004705	Active	Low Risk
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Active	Medium Risk
Tin	PT Mitra Graha Raya	Indonesia	CID004685	In Communication	Medium Risk
Tin	Conecsus LLC	United States Of America	CID003504	Active	Low Risk
Gold	Atlantic Copper	Spain	CID003350	Outreach Required	Low Risk
Tungsten	Geo Enterprise	Georgia	CID005373	Outreach Required	Low Risk
Gold	Naoshima Smelter & Refinery	Japan	CID005396	Outreach Required	Medium Risk
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Poland	CID005401	Outreach Required	Low Risk
Gold	Aurubis AG, Hamburg	Germany	CID005476	Outreach Required	Low Risk

Appendix B: Countries of Origin

Below is an aggregated list of the countries of origin from which the reported facilities collectively source 3TGs, based on information provided by suppliers and from the RMI.

Albania	Cyprus	Ireland	Nicaragua	Sweden
Andorra	Democratic Republic of Congo	Israel	Niger	Switzerland
Angola	Djibouti	Italy	Nigeria	Taiwan
Argentina	Dominica	Japan	Norway	Tajikistan
Armenia	Dominican Republic	Jersey	Oman	Tanzania
Australia	Ecuador	Kazakhstan	Panama	Thailand
Austria	Egypt	Kenya	Papua New Guinea	Turkey
Azerbaijan	El Salvador	Korea	Peru	Uganda
Belarus	Eritrea	Kyrgyzstan	Philippines	United Arab Emirates
Belgium	Estonia	Liberia	Poland	United Kingdom
Benin	Ethiopia	Liechtenstein	Portugal	United States of America
Bermuda	Fiji	Lithuania	Russian Federation	Uruguay
Bolivia (Plurinational State of)	Finland	Luxembourg	Rwanda	Uzbekistan
Botswana	France	Madagascar	Saudi Arabia	VietNam
Brazil	Georgia	Malaysia	Senegal	Zambia
Bulgaria	Germany	Mali	Serbia	Zimbabwe
Burkina Faso	Ghana	Mauritania	Sierra Leone
Burundi	Guatemala	Mexico	Singapore
Cambodia	Guinea	Mongolia	Slovakia
Canada	Guyana	Morocco	Solomon Islands
Central African Republic	Honduras	Mozambique	South Africa
Chile	Hong Kong	Myanmar	South Sudan
China	Hungary	Namibia	Spain
Colombia	India	Netherlands	Sudan
Congo	Indonesia	New Zealand	Suriname

Appendix C: CMRT Declaration Rejection/Approval Criteria

Assent Sustainability Platform Logic Structure

The following tables map the Assent Sustainability Platform’s status outputs and CMRT logic structure when determining supplier conflict mineral statuses as displayed on the dashboard. Using this table, and referencing the CMRT questions listed above, users will be able to determine what answers were provided by their suppliers to earn their conflict minerals statuses.

Dashboard Supplier Response Statuses

Supplier Status	Description
Not Submitted	A CMRT has not been submitted by the supplier
Complete	A CMRT has been submitted, and is valid and complete
Incomplete	A supplier with parts associated to them has submitted a partially completed Product-Level or User-Defined CMRT
Invalid Submission	A CMRT has been submitted and deemed invalid based on contradicting responses in the template
Out of Scope	The supplier is out of scope for conflict minerals and does not need to be contacted